   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 2002
                                                    REGISTRATION NO. 333-
                                                                          ------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           LASER VISION CENTERS, INC.
               (Exact name of registrant as specified in charter)

          DELAWARE                                   43-1530063
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

 540 MARYVILLE CENTRE DRIVE, SUITE 200
          ST. LOUIS, MISSOURI                           63141
(Address of principal executive offices)              (Zip Code)

                             ----------------------

                           LASER VISION CENTERS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                               ROBERT W. MAY, ESQ.
                          SECRETARY AND GENERAL COUNSEL
                           LASER VISION CENTERS, INC.
                      540 MARYVILLE CENTRE DRIVE, SUITE 200
                            ST. LOUIS, MISSOURI 63141
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (314) 434-6900

                             ----------------------

                                    Copy to:
                           ANDREW J. KLINGHAMMER, ESQ.
                               THOMPSON COBURN LLP
                                ONE FIRSTAR PLAZA
                            ST. LOUIS, MISSOURI 63101
                                 (314) 552-6000

                         CALCULATION OF REGISTRATION FEE

========================= ================== ========================== ========================= =========================
 Title of Securities to     Amount to be         Proposed Maximum           Proposed Maximum       Amount of Registration
           be                Registered         Offering Price Per         Aggregate Offering               Fee
       Registered                                    Share(1)                   Price(1)
------------------------- ------------------ -------------------------- ------------------------- -------------------------
 Common Stock, $.01 par    300,000 shares             $2.075                    $622,500                   $57.27
         value
========================= ================== ========================== ========================= =========================

(1) Estimated solely for purposes of computing the registration fee pursuant to the provisions of Rule 457(h) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of Common Stock of the Registrant as reported on the Nasdaq National Market on February 19, 2002.

================================================================================

         The undersigned Registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register up to 300,000 shares of the common stock, $0.01 par value per share (the "Common Stock"), of Laser Vision Centers, Inc. (the "Company") for issuance to participants under the Laser Vision Centers, Inc. Employee Stock Purchase Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2001;

         (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2001 and October 31, 2001;

         (iii) The Company's Current Reports on Form 8-K filed on June 14, 2001, August 16, 2001, August 31, 2001, December 28, 2001 and
                  September 7, 2001, as amended by Form 8-K/A filed on October 11, 2001; and

         (iv) The description of the Company's common stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on November 15, 1996.

         Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Where any document or part thereof is incorporated by reference in this Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.

         The following is a summary of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL").

         Subject to restrictions contained in the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. A person who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified and indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the stockholders. Expenses incurred in defense of any action, suit or proceeding may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

         Section 6 of the Company's Restated Certificate of Incorporation, as amended, and Article 7 of the Company's By-Laws, as amended, provide for indemnification of the officers and directors of the Company to the fullest extent permitted by the laws of the State of Delaware.

         The Company and each executive officer of the Company and its subsidiaries are parties to an indemnity agreement (the "Indemnity Agreements") which provides for certain indemnification of directors or executive officers for liabilities incurred as a result of omissions, neglect or a breach of duty committed in the capacity of a director or executive officer. The benefits of the indemnity agreement are not available if the director or executive officer has other indemnification or insurance coverage for the subject claim, or if, with respect to the matters giving rise to the claim the director or executive officer (i) received an improper personal benefit, (ii) violated Section 16(b) of the Securities Exchange Act of 1934 or analogous provision of law, or (iii) committed certain acts of dishonesty.

         The Company maintains a policy of insurance under which the directors and officers of the Company are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers.

Item 8.  Exhibits.

         See Exhibit Index on page 8 hereof.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, as of the 18th day of February, 2002.

                                 LASER VISION CENTERS, INC.



                                 By /s/ John J. Klobnak
                                    --------------------------------------------
                                    John J. Klobnak
                                    Chairman of the Board of Directors and Chief
                                    Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints John J. Klobnak and Robert W. May, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Laser Vision Centers, Inc. Employee Stock Purchase Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                                       TITLE                               DATE
/s/ John J. Klobnak                              Chairman of the Board of Directors,          February 18, 2002
------------------------------------------       Chief Executive Officer and Director
John J. Klobnak                                    (Principal Executive Officer)


/s/ B. Charles Bono, III                           Executive Vice President, Chief            February 18, 2002
------------------------------------------         Financial Officer and Treasurer
B. Charles Bono, III                               (Principal Accounting Officer)


/s/ Robert W. May                                   Secretary, General Counsel and            February 18, 2002
------------------------------------------                     Director
Robert W. May



/s/ James M. Garvey                                            Director                       February 18, 2002
------------------------------------------
James M. Garvey



/s/ Richard L. Lindstrom, M.D.                                                                February 18, 2002
------------------------------------------
Richard L. Lindstrom, M.D.                                     Director



/s/ Steven C. Straus                                           Director                       February 18, 2002
------------------------------------------
Steven C. Straus



/s/ James C. Wachtman                           President and Chief Operating Officer         February 18, 2002
------------------------------------------
James C. Wachtman



/s/ David S. Joseph                                            Director                       February 18, 2002
------------------------------------------
David S. Joseph

                                  EXHIBIT INDEX

  EXHIBIT NO.

         4.1 Restated Certificate of Incorporation of the Company, incorporated herein by reference to the Company's Registration Statement on Form 8-A (Registration No. 000-21741) filed on November 15, 1996.

         4.2 Certificate of Amendment of Certificate of Incorporation of the Company, incorporated herein by reference to the Company's Registration Statement on Form 8-A (Registration No. 000-21741) filed on November 15, 1996.

         4.3 Bylaws, as amended, of the Company, incorporated herein by reference to the Company's Registration Statement on Form 8-A (Registration No. 000-21741) filed on November 15, 1996.

         4.4 Amendment to Bylaws of the Company, incorporated herein by reference to the Company's Annual Report on Form 10-K dated July 28, 2000.

         4.5 Specimen Stock Certificate, incorporated herein by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-33843) effective April 3, 1991.

         5.1 Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Thompson Coburn (included in Exhibit 5.1).

         24.1     Power of Attorney (set forth on signature page hereto).

         99.1     Laser Vision Centers, Inc. Employee Stock Purchase Plan.